SCAN TO VIEW MATERIALS & VOTE PROXY TABULATOR To vote by Internet P.O. BOX 9112 FARMINGDALE, NY 11735 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com or scan the QR Barcode above 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided. If you vote by Telephone or Internet, you do not need to mail your proxy. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T02267-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE FOR THE PROPOSAL For Against Abstain 1. To approve the Agreement and Plan of Reorganization approved by The Payden & Rygel Investment Group’s Board of Trustees, ! ! ! which provides for the reorganization of the Payden Global Low Duration Fund, a series of The Payden & Rygel Investment Group, into the Payden Low Duration Fund, also a series of The Payden & Rygel Investment Group IMPORTANT – WE NEED YOUR PROXY VOTE IMMEDIATELY Shareholders are invited to attend the Special Meeting in person. Any shareholder who does not expect to attend the Special Meeting is urged to vote using the touch-tone telephone voting instructions found on the enclosed proxy card or indicate voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which needs no postage if mailed in the United States. In order to avoid unnecessary expense, we ask your cooperation in responding promptly, no matter how large or small your holdings may be. Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders: The Special Meeting of Shareholders Proxy Statement is available at www.proxyvote.com. T02268-TBD Payden Global Low Duration Fund A Series of The Payden & Rygel Investment Group 333 South Grand Avenue Los Angeles, California 90071 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON October 15, 2026 This proxy is being provided to you by the Board of Trustees (the “Board”) of The Payden & Rygel Investment Group (the “Trust”) in connection with the solicitation of proxies to be used at the special meeting of shareholders of the Payden Funds (The “Funds”) to be held on October 15, 2026, at 10:00 a.m. Pacific Time at the principal executive offices of the Trust, 333 South Grand Avenue, Los Angeles, California 90071(the “Special Meeting”). The undersigned hereby appoints Reza Pishva, Secretary, with full power of substitution to each, as proxies of the undersigned, to represent the undersigned, and to vote, as designated on the reverse side of this proxy card, at the above- stated Special Meeting and at any and all adjournments and postponements thereof, all shares of the Funds that the undersigned is entitled to vote at the Special Meeting, and at any and all adjournments and postponements thereof, on the matter listed on the reverse side of this proxy card and in their discretion on any other matter which may come before the Special Meeting, and at any and all adjournments and postponements thereof. In a case where the undersigned fails to designate a choice on the matter listed on the reverse side of this proxy card, the proxies will vote in favor of the matter at the Special Meeting, and at any and all adjournments and postponements thereof. PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE